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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        July 2, 1998
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                     REPUBLIC SECURITY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


      Florida                     0-14671                       59-2335075
  (State or other            (Commission File                (I.R.S. Employer
  jurisdiction of                 Number)                   Identification No.)
  incorporation)

          4400 Congress Avenue
        West Palm Beach, Florida                                    33407
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:      (561) 840-1200
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                                (not applicable)
          (Former name or former address, if changed since last report)



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 2, 1998, Republic Security Financial Corporation ("RSFC or the "Company") acquired Unifirst Federal Savings Bank ("Unifirst") in a stock-for-stock transaction. Unifirst merged into the Company's wholly owned subsidiary, Republic Security Bank.

         At June 30, 1998, Unifirst had assets of $141.9 million, liabilities of $132.7 million, and shareholder's equity of $9.2 million, with 2 full service offices in Broward County.

         Shareholders received 1.017 shares of the RSFC's common stock for each share of Unifirst common stock. As a result, RSFC issued approximately 1.2 million shares of its common stock for all the shares of Unifirst common stock. The acquisition was accounted for as a tax-free pooling of interests.
Non-recurring costs in connection with the merger are estimated to be approximately $2.2 million, net of taxes.





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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            REPUBLIC SECURITY FINANCIAL
                                            CORPORATION


                                            By:      /s/ Carla H. Pollard
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                                                     Carla H. Pollard
                                                     Vice President/Controller



Dated: July 2, 1998
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